UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2011

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AB Holding”) announced that James A. Gingrich has become Chief Operating Officer of AllianceBernstein, AB Holding and AllianceBernstein Corporation (“Corporation”), the general partner of AllianceBernstein and AB Holding, effective December 19, 2011.

Mr. Gingrich, age 53, joined our firm in 1999 as a senior research analyst on the sell-side and has been Chairman and Chief Executive Officer of Sanford C. Bernstein & Co., LLC (“SCB LLC”) since February 2007. Prior to becoming Chairman and CEO of SCB LLC, Mr. Gingrich had served as its Global Director of Research from December 2002 to January 2007.

On December 19, 2011, AllianceBernstein and AB Holding announced that David A. Steyn, former Chief Operating Officer of the Corporation, AllianceBernstein and AB Holding, will be leaving the firm effective January 3, 2012.

The terms of Mr. Steyn’s separation agreement have not yet been finalized.

Item 7.01.	Regulation FD Disclosure.

AB Holding is furnishing a news release announcing that James A. Gingrich has become Chief Operating Officer of the Corporation, AllianceBernstein and AB Holding, effective December 19, 2011, and that David A. Steyn, former Chief Operating Officer of the Corporation, AllianceBernstein and AB Holding, will be leaving the firm effective January 3, 2012.  Our news release (“News Release”) relating to this and other managerial changes is attached hereto as Exhibit 99.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: December 20, 2011	By:	/s/ Laurence E. Cranch
Laurence E. Cranch Senior Vice President and General Counsel